EXHIBIT 10.2
EXECUTION VERSION
PERFORMANCE GUARANTY
This PERFORMANCE GUARANTY (as amended, supplemented or otherwise modified from time to time, this “Performance Guaranty”), dated as of May 4, 2026, is made by CENTURI HOLDINGS, INC., a Delaware corporation (the “Performance Guarantor”), in favor of PNC BANK, NATIONAL ASSOCIATION (“PNC”), as administrative agent under the Receivables Purchase Agreement defined below (in such capacity, the “Administrative Agent”), for the benefit of itself and the other Secured Parties under the Receivables Purchase Agreement defined below. Capitalized terms used, but not otherwise defined herein, shall have the respective meanings assigned thereto in, or by reference in, the Receivables Purchase Agreement defined below or if not defined therein, the respective meanings assigned thereto in the Transfer Agreement (as defined in the Receivables Purchase Agreement) and the other interpretive matters under Section 1.02 of the Receivables Purchase Agreement defined below shall apply, mutatis mutandis, to this Performance Guaranty as if fully set forth herein.
PRELIMINARY STATEMENTS
(1)    Centuri Special Purpose Entity, LLC, a Delaware limited liability company (the “SPE”), as Seller, Centuri Group, Inc., a Nevada corporation (“Centuri”), as Servicer, the Persons from time to time party thereto as Purchasers, the Administrative Agent and PNC Capital Markets LLC, as Structuring Agent entered into that certain Receivables Purchase Agreement, dated as of September 20, 2024 (as amended, restated, supplemented and/or otherwise modified from time to time, the “Receivables Purchase Agreement”), pursuant to which (i) the Purchasers may from time to time make Investments, (ii) the SPE sold and/or pledged to the Administrative Agent (on behalf of the Secured Parties) the Pool Receivables and other Supporting Assets, and (iii) Centuri, as Servicer, serviced the Pool Receivables.
(2)    Concurrently herewith, the SPE, Centuri, as Servicer, PNC, as Administrative Agent and a Purchaser, are entering into that certain First Amendment to Receivables Purchase Agreement, dated as of the date hereof (the “First Amendment”).
(3)    The Performance Guarantor owns (directly or indirectly) all the Equity Interests in the SPE. The Performance Guarantor owns or will own (directly or indirectly) all the Equity Interests in any other Person that becomes an Originator pursuant to the Transfer Agreement.
(4)    The Performance Guarantor’s execution and delivery of this Performance Guaranty are conditions precedent to the effectiveness of the First Amendment.
(5)    The Performance Guarantor has determined that its execution and delivery of this Performance Guaranty is in its best interest because, inter alia, the Performance Guarantor (individually) and the Performance Guarantor and its Affiliates (collectively) will derive substantial direct and indirect benefit from (i) each Originator’s sales and contributions, as applicable, of Receivables to the SPE from time to time under the Transfer Agreement, (ii) the Servicer’s servicing of the Pool Receivables, (iii) the Capital funded by the Purchasers to the SPE from time to time under the Receivables Purchase Agreement and (iv) the other transactions contemplated under the Transaction Documents.

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NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Performance Guarantor hereby agrees as follows:
SECTION 1.    Unconditional Undertaking; Enforcement. The Performance Guarantor hereby unconditionally and irrevocably undertakes and assures for the benefit of the Administrative Agent (including, without limitation, as pledgee of the SPE’s rights, interests and claims under the Transfer Agreement), the Purchasers and each of the other Secured Parties, the due and punctual performance and observance by Centuri (in its capacity as Servicer), each other Originator from time to time party to the Transfer Agreement and any other Subsidiary of the Performance Guarantor from time to time party to the Receivables Purchase Agreement as the Servicer (Centuri, the Originators, and any such other Servicer, together with their respective successors and assigns, collectively, the “Covered Entities”, and each, a “Covered Entity”) of the terms, covenants, indemnities, conditions, agreements, undertakings, and obligations on the part of such Covered Entity to be performed or observed by it under each of the Transaction Documents to which such Covered Entity is a party, including, without limitation, any agreement or obligation of such Covered Entity to pay any indemnity or make any payment in respect of any applicable dilution adjustment or deemed collection under any such Transaction Document, in each case, on the terms and subject to the conditions set forth in the applicable Transaction Documents as the same shall be amended, restated, supplemented or otherwise modified and in effect from time to time (all such terms, covenants, indemnities, conditions, agreements, undertakings and obligations on the part of the Covered Entities to be paid, performed or observed by them being collectively called the “Guaranteed Obligations”). Without limiting the generality of the foregoing, the Performance Guarantor agrees that if any Covered Entity shall fail in any manner whatsoever to perform or observe any of its Guaranteed Obligations when the same shall be required to be performed or observed by it under any applicable Transaction Document (after any applicable grace periods and notice requirements, according to the terms of the applicable Transaction Documents), then the Performance Guarantor will itself duly and punctually perform or observe (or cause to be performed or observed) such Guaranteed Obligations. It shall not be a condition to the accrual of the obligation of the Performance Guarantor hereunder to cause to be performed or observed any Guaranteed Obligation that the Administrative Agent, any Purchaser, the SPE or any other Person shall have first made any request of or demand upon or given any notice to the Performance Guarantor, any Covered Entity or any of their respective successors and assigns or have initiated any action or proceeding against the Performance Guarantor, any Covered Entity or any of their respective successors and assigns in respect thereof. The Administrative Agent (on behalf of itself, the Purchasers and the other Secured Parties) may proceed to enforce the obligations of the Performance Guarantor under this Performance Guaranty without first pursuing or exhausting any right or remedy which the Administrative Agent or any Purchaser may have against any Covered Entity, the SPE, any other Person, the Pool Receivables or any other property. The Performance Guarantor agrees that its obligations under this Performance Guaranty shall be irrevocable. It is expressly acknowledged and agreed that, notwithstanding anything in this Performance Guaranty to the contrary, this Performance Guaranty is a guarantee of performance only and is not a guarantee of the payment of any Pool Receivables and there shall be no recourse to the Performance Guarantor for the non-payment or delay in payment of any Receivables by reason of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of any Obligor

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or the uncollectability of any Receivables or for any Guaranteed Obligations the payment of which could otherwise constitute recourse to the Performance Guarantor for uncollectible Receivables.
SECTION 2.    Validity of Obligations. (a) The Performance Guarantor agrees that its obligations under this Performance Guaranty are absolute and unconditional, irrespective of: (i) the validity, enforceability, avoidance, subordination, discharge, or disaffirmance by any Person (including a trustee in bankruptcy or insolvency practitioner) of the Guaranteed Obligations, (ii) the absence of any attempt by any Secured Party (or by the SPE) to collect on any Pool Receivables or to realize upon any other Supporting Assets or any other property or collateral, or to obtain performance or observance of the Guaranteed Obligations from the Covered Entities, the SPE or any other Person, (iii) any waiver, consent, amendment, modification, extension, forbearance or granting of any indulgence by any Secured Party (or by the SPE) with respect to any provision of any agreement or instrument evidencing the Guaranteed Obligations, (iv) any change of the time, manner or place of performance of, or in any other term of any of the Guaranteed Obligations, including, without limitation, any amendment to or modification of any of the Transaction Documents, (v) any law, rule, regulation or order of any jurisdiction affecting any term or provision of any of the Guaranteed Obligations, or rights of the Secured Parties (or of the SPE) with respect thereto, (vi) the failure by any Secured Party (or by the SPE) to take any steps to perfect and maintain perfected its interest in any Supporting Assets or other property or in any security or collateral related to the Guaranteed Obligations, (vii) any failure to obtain any consent, authorization or approval from or other action by or to notify or file with, any Official Body required in connection with the performance of the obligations hereunder by the Performance Guarantor, (viii) any impossibility or impracticability of performance, illegality, force majeure, any act of government, or other circumstances which might constitute a defense available to, or a discharge of any Covered Entity or the Performance Guarantor, or any other circumstance, event or happening whatsoever whether foreseen or unforeseen and whether similar to or dissimilar to anything referred to above, (ix) any manner of application of Supporting Assets or any other assets of any Covered Entity or of the SPE, or proceeds thereof, to satisfy all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents, or any manner of sale or other disposition of any collateral for all or any of the Guaranteed Obligations or as otherwise permitted under the Transaction Documents and (x) any change, restructuring or termination of the corporate structure or existence of any Covered Entity, the SPE or the Performance Guarantor or any other Person or the equity ownership, existence, control, merger, consolidation or sale, lease or transfer of any of the assets of any such Person, or any bankruptcy, insolvency, winding up, dissolution, liquidation, receivership, assignment for the benefit of creditors, arrangement, composition, readjustment or reorganization of, or similar proceedings affecting, any Covered Entity, the SPE or any of their assets or obligations. To the extent allowed under the law, the Performance Guarantor waives all set-offs and counterclaims and all presentments, demands of performance, notices of nonperformance, protests, notices of protest, notices of dishonor and notices of acceptance of this Performance Guaranty. The Performance Guarantor’s obligations under this Performance Guaranty shall not be limited if any Secured Party is precluded for any reason (including, without limitation, the application of the automatic stay under Section 362 of the Bankruptcy Code) from enforcing or exercising any right or remedy with respect to the

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Guaranteed Obligations, and the Performance Guarantor shall perform or observe, upon demand, the Guaranteed Obligations that would otherwise have been due and performable or observable by any Covered Entity had such right and remedies been permitted to be exercised.
(b)    Should any money due or owing under this Performance Guaranty not be recoverable from the Performance Guarantor due to any of the matters specified in this Section 2, then, in any such case, such money shall nevertheless be recoverable from the Performance Guarantor as though the Performance Guarantor were a principal debtor in respect thereof and not merely a guarantor and shall be paid by the Performance Guarantor forthwith. The Performance Guarantor further agrees that, to the extent that any Covered Entity, the SPE or any other Person makes a payment or payments to any Secured Party in respect of any Guaranteed Obligation, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to such Covered Entity, the SPE or other Person, as applicable, or to the estate, trustee, or receiver of any Covered Entity, the SPE, Person or any other party, including, without limitation, the Performance Guarantor, under any bankruptcy, insolvency or similar state or federal law, common law or equitable cause, then, to the extent of such payment or repayment, the Guaranteed Obligations or any part thereof which has been paid, reduced or satisfied by such amount shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred.
SECTION 3.    Reinstatement, etc. The Performance Guarantor agrees that this Performance Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment (in whole or in part) of any of the Guaranteed Obligations is rescinded or must otherwise be restored by any Secured Party for any reason whatsoever (including, without limitation, upon the insolvency, bankruptcy or reorganization of any Covered Entity), as though such payment had not been made.
SECTION 4.    Waiver. The Performance Guarantor hereby waives promptness, diligence, notice of acceptance, notice of default by any Covered Entity, notice of the incurrence of any Guaranteed Obligation and any other notice with respect to any of the Guaranteed Obligations and this Performance Guaranty, and any other document related thereto or to any of the Transaction Documents and any requirement, other than as expressly set forth herein, that any Secured Party (or the SPE) exhaust any right or take any action against any Covered Entity, the SPE, any other Person or any property. The Performance Guarantor represents and warrants to the Secured Parties that it has adequate means to obtain from the Covered Entities and the SPE, on a continuing basis, all information concerning the financial condition of the Covered Entities and the SPE, and that it is not relying on any Secured Party to provide such information either now or in the future.
SECTION 5.    Subrogation. The Performance Guarantor hereby waives all rights of subrogation (whether contractual or otherwise) to the claims, if any, of any Secured Party (or the SPE) against the Covered Entities and all contractual, statutory or common law rights of reimbursement, contribution or indemnity from the Covered Entities which may otherwise have

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arisen in connection with this Performance Guaranty until one year and one day have elapsed since the Final Payout Date.
SECTION 6.    Representations and Warranties of the Performance Guarantor. The Performance Guarantor hereby represents and warrants to each Purchaser Party and each of the other Secured Parties as of the date hereof, on each Settlement Date hereafter, and on each day that an Investment or Release shall have occurred hereafter, as follows:
(a)    Organization and Good Standing. The Performance Guarantor is a corporation or limited liability company, as applicable, duly organized and validly existing in good standing under the laws of the State of Delaware, with the power and authority under its organizational documents and under the laws of Delaware to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted.
(b)    Due Qualification. The Performance Guarantor is duly qualified to do business, is in good standing as a foreign entity, and has obtained all necessary licenses and approvals, in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so would not reasonably be expected to have a Material Adverse Effect.
(c)    Power and Authority; Due Authorization. The Performance Guarantor has all necessary power and authority to (i) execute and deliver this Performance Guaranty and the other Transaction Documents to which it is a party and (ii) perform its obligations under this Performance Guaranty and the other Transaction Documents to which it is a party and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Performance Guaranty and the other Transaction Documents to which it is a party have been duly authorized by the Performance Guarantor by all necessary action.
(d)    Binding Obligations. The Performance Guaranty and each of the other Transaction Documents to which it is a party constitutes legal, valid and binding obligations of the Performance Guarantor, enforceable against the Performance Guarantor in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.
(e)    No Conflict or Violation. The execution and delivery of this Performance Guaranty and each other Transaction Document to which the Performance Guarantor is a party, the performance of the transactions contemplated by this Performance Guaranty and the other Transaction Documents and the fulfillment of the terms of this Performance Guaranty and the other Transaction Documents by the Performance Guarantor will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under (x) its organizational documents or (y) any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument to which the Performance Guarantor is a party or by which it or

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any of its property is bound, (ii) result in the creation or imposition of any Adverse Claim upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust or other agreement or instrument, other than this Performance Guaranty and the other Transaction Documents or (iii) conflict with or violate any Law, except to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.
(f)    Litigation and Other Proceedings. There is no action, suit, proceeding or investigation pending or, to the Performance Guarantor’s knowledge, threatened in writing, against the Performance Guarantor before any Official Body: (i) asserting the invalidity of this Performance Guaranty or any of the other Transaction Documents, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Performance Guaranty or any other Transaction Document, or (iii) seeking any determination or ruling that would materially and adversely affect the performance by the Performance Guarantor of its obligations under, or the validity or enforceability of, this Performance Guaranty or any other Transaction Document.
(g)    No Consents. The Performance Guarantor is not required to obtain the consent of any other party or any consent, license, approval, registration, authorization or declaration of or with any Official Body in connection with the execution, delivery, or performance of this Performance Guaranty or any other Transaction Document to which it is a party that has not already been obtained, except where the failure to obtain such consent, license, approval, registration, authorization or declaration could not reasonably be expected to have a Material Adverse Effect.
SECTION 7.    Amendments, Etc. No amendment or waiver of any provision of this Performance Guaranty shall be effective unless the same shall be in writing and signed by the Administrative Agent and the Performance Guarantor, and no consent to any departure by the Performance Guarantor herefrom, shall in any event be effective unless the same shall be in writing and signed by the Administrative Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
SECTION 8.    Notices; Effectiveness; Electronic Communication.
(a)    Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile to the relevant party as specified on Schedule A hereto. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in paragraph (b) below, shall be effective as provided in such paragraph (b).

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(b)    Electronic Communications. Notices and other communications to the Purchaser Parties hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or the Performance Guarantor may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
(c)    Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.
SECTION 9.    No Waiver; Remedies. No failure on the part of the SPE, the Administrative Agent or any other Secured Party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by Law.
SECTION 10.    Continuing Agreement; Third Party Beneficiaries; Assignment. This Performance Guaranty is a continuing agreement and shall (i) remain in full force and effect until the later of (x) the payment and performance in full of the Guaranteed Obligations and all other amounts payable under this Performance Guaranty and (y) one year and a day after the Final Payout Date, (ii) be binding upon the Performance Guarantor, its successors and its assigns and (iii) inure to the benefit of, and be enforceable by, the Administrative Agent, the Purchasers, the other Secured Parties and their respective successors and permitted assigns. Without limiting the generality of the foregoing clause (iii) upon any assignment by a Purchaser permitted pursuant to the Receivables Purchase Agreement, the applicable assignee shall thereupon become vested with all the benefits in respect thereof granted to the Purchasers herein or otherwise. Each of the parties hereto hereby agrees that each of the Purchasers and the Secured Parties shall be a third-party beneficiary of this Performance Guaranty. Performance Guarantor shall not assign, delegate or otherwise transfer any of its obligations or duties under this Performance Guaranty without the prior written consent of the Administrative Agent in its sole discretion. Any payments hereunder shall be made in full in Dollars without any set-off, deduction or counterclaim and the Performance Guarantor’s obligations hereunder shall not be satisfied by

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any tender or recovery of another currency except to the extent such tender or recovery results in receipt of the full amount of Dollars required hereunder.
SECTION 11.    Mutual Negotiations. This Performance Guaranty is the product of mutual negotiations by the parties hereto and their counsel, and no party shall be deemed the draftsperson of this Performance Guaranty or any provision hereof or to have provided the same. Accordingly, in the event of any inconsistency or ambiguity of any provision of this Performance Guaranty, such inconsistency or ambiguity shall not be interpreted against any party because of such party’s involvement in the drafting thereof.
SECTION 12.    CHOICE OF LAW; SUBMISSION TO JURISDICTION; WAIVER OF VENUE; SERVICE OF PROCESS; WAIVER OF JURY TRIAL.
(a)    Governing Law. This Performance Guaranty and the other Transaction Documents and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Performance Guaranty or any other Transaction Document (except, as to any other Transaction Document, as expressly specified therein) and the transactions contemplated hereby and thereby shall be governed by, and construed in accordance with, the Law of the State of New York.
The Performance Guarantor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Purchaser or any Related Party of the foregoing in any way relating to this Performance Guaranty or any other Transaction Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such  courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court.  Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.  Nothing in this Performance Guaranty or in any other Transaction Document shall affect any right that the Administrative Agent or any Purchaser may otherwise have to bring any action or proceeding relating to this Performance Guaranty or any other Transaction Document against the Performance Guarantor or its properties in the courts of any jurisdiction.
(b)    Waiver of Venue. The Performance Guarantor irrevocably and unconditionally waives, to the fullest extent permitted by applicable Law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Performance Guaranty or any other Transaction Document in any court referred to in paragraph (a) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

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(c)    Service of Process. Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8. Nothing in this Performance Guaranty will affect the right of any party hereto to serve process in any other manner permitted by applicable Law.
(d)    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS PERFORMANCE GUARANTY OR ANY OTHER TRANSACTION DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS PERFORMANCE GUARANTY AND THE OTHER TRANSACTION DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
SECTION 13.    Set-off Rights of Secured Parties. The Administrative Agent and the other Secured Parties (collectively, the “Set-off Parties”), may at any time during the continuance of an Event of Default, setoff, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness owing to such Set-Off Party, or held by such Set-Off Party for the account of, either Performance Guarantor against amounts owing by the Performance Guarantor hereunder; provided that such Set-Off Party shall notify the Performance Guarantor promptly following such setoff.
SECTION 14.    Taxes. Any and all payments by or on account of any obligation of the Performance Guarantor under this Performance Guaranty shall be made without deduction or withholding for any taxes, levies, imposts, duties, assessments or other charges (all such taxes, levies, imposts, duties, assessments or other charges, but not including any Excluded Taxes, collectively, “Taxes”), except as required by Law. If any Law (as determined in the good faith discretion of the Performance Guarantor) requires the deduction or withholding of any Tax from any such payment to a Secured Party, then the Performance Guarantor shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Official Body in accordance with Law, and, if such Tax is an Indemnified Tax, then the sum payable by the Performance Guarantor shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section), the applicable Secured Party receives an amount equal to the sum it would have received had no such deduction or withholding been made.
SECTION 15.    Severability. The provisions of this Performance Guaranty are intended to be severable. If any provision of this Performance Guaranty shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction,

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be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability thereof in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
SECTION 16.    No Proceedings. The Performance Guarantor hereby covenants and agrees that it and its Subsidiaries will not institute against, or join any other Person in instituting against, the SPE, any Relief Proceeding until one year and one day after the Final Payout Date. The provisions of this Section 16 shall survive any termination of this Performance Guaranty.
SECTION 17.    Execution in Counterparts. This Performance Guaranty may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Performance Guaranty and the other Transaction Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof, including any prior confidentiality agreements and commitments. This Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by e-mail or other electronic means shall be effective as delivery of a manually executed counterpart of this Performance Guaranty.
[Signature Pages Follow]

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IN WITNESS WHEREOF, the Performance Guarantor has caused this Performance Guaranty to be duly executed and delivered by its officer thereunto duly authorized as of the date first above written.

CENTURI HOLDINGS, INC.,
as Performance Guarantor

By:_______________________________
Name:
Title:

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Performance Guaranty (Holdings)
(PNC-Centuri)

Accepted as of the
date hereof:
PNC BANK, NATIONAL ASSOCIATION,
as Administrative Agent
By:
Name:
Title:

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Performance Guaranty (Holdings)
(PNC-Centuri)

SCHEDULE A
ADDRESSES FOR NOTICE

If to Performance Guarantor:
Centuri Holdings, Inc.
19820 N. 7th Avenue, Suite 120
Phoenix, Arizona 85027
Telephone: (623) 582-1235
Facsimile: (623) 582-6853
Attention: Jason S. Wilcock, Executive Vice President/Chief Legal and Administrative Officer and Corporate Secretary

If to Administrative Agent:

PNC Bank, National Association
The Tower at PNC Plaza
300 Fifth Avenue, 11th Floor
Pittsburgh, PA 15222
Attention: Tony Stahley
Telephone: 412-768-2266
Facsimile: 412-803-7142
Email: tony.stahley@pnc.com;
ABFAdmin@pnc.com

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